Exhibit 10.19

Akebia Therapeutics, Inc.

AMENDED AND RESTATED PARTIAL RECOURSE PROMISSORY NOTE

$96,026.84	Cincinnati, Ohio
June 15, 2013

FOR VALUE RECEIVED, Joseph Gardner (“Borrower”) promises to pay to Akebia Therapeutics, Inc., a Delaware corporation (“Lender”), or order, the principal sum of $96,026.84 with interest as set forth below, both principal and interest payable in lawful money of the United States of America, at such place as Lender may designate in writing.

The principal and interest shall be due and payable as follows:

Interest shall accrue at the rate of six percent (3%) per annum from the date hereof up to and through the Maturity date (as defined herein). The entire aggregate unpaid principal balance and interest shall be due and payable on the first to occur of (a) the consummation of Lender’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of Lender pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a “Deemed Liquidation Event” and distribution of proceeds to or escrow for the benefit of the stockholders of Lender in accordance with Lender’s certificate of incorporation as in effect and amended from time to time; or (c) June 15, 2023 (the date of whichever such event occurs first being the “Maturity Date” of the Note).

The Note may be prepaid in full or in part at any time without penalty or premium; provided, however, that partial prepayments shall be applied first to the payment of interest accrued to the date of such prepayment and then to the payment of principal.

All parties to this Note, including maker and any sureties, endorsers or guarantors, hereby waive protest, presentment, notice of dishonor and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

As an inducement for Lender to accept from Borrower this Note and as collateral security for the payment of any and all indebtedness and liabilities whatsoever of Borrower to Lender evidenced by this Note, the parties hereto have executed a certain Stock Pledge Agreement of even date herewith (the “Pledge Agreement”), pursuant to which Borrower has delivered, assigned and pledged to Lender and has granted to Lender a first priority security interest in 6,401,788 shares of Common Stock of Lender owned by Borrower (the “Stock”).

Upon default of Borrower in the payment of any indebtedness under this Note, Lender’s sole recourse with respect to fifty percent (50%) of the sum of (a) unpaid principal of this Note, (b) accrued but unpaid interest on this Note, and (c) collection costs including attorneys’ fees in connection therewith (the “Non-Recourse Portion”) shall be to exercise its rights under the Pledge Agreement. Liability of Borrower under the Non-Recourse Portion of this Note is limited to the shares held by Lender pursuant to the Pledge Agreement, and in no event shall Borrower be liable on the Non-Recourse Portion of this Note for any deficiency resulting from any sale of shares pursuant to the Pledge Agreement, nor shall any action or proceeding be brought by Lender against Borrower to recover judgment against Borrower upon the Non-Recourse Portion of this Note or the Pledge Agreement. Upon default of Borrower in the payment of any indebtedness under this Note, Borrower shall be fully liable for all amounts due under this Note other than the Non-Recourse Portion.

At the sole and absolute discretion of Borrower, Borrower may elect to repay some or all of the amounts due and owing hereunder, at any time and from time to time, whether in the event of Default or otherwise, and without the requirement of Lender’s consent or approval, by putting to Lender that number of shares of Stock equal to the amount of such repayment, based upon a price per share of the Stock equal to the fair market value thereof as determined in the most recent third-party appraisal thereof.

This Note amends, restates, and supersedes in all respects that certain Partial Recourse Promissory Note by Joseph Gardner to Lender dated as of June 15, 2011 with respect to the time period beginning on June 15, 2013 and ending on the Maturity Date.

This Note is to be governed and construed in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, the undersigned has executed this instrument the day and year first above written.

/s/ Joseph H. Gardner
Borrower (Print Name): Joseph Gardner

Akebia Therapeutics, Inc.

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the “Agreement”) is made as of this 15th day of June 2013, by and between Joseph Gardner (“Pledgor”), and Akebia Therapeutics, Inc., a Delaware corporation (“Lender”).

WHEREAS, Lender has extended a loan to Pledgor in the principal amount of $96,026.84 (the “Loan”), which Loan is evidenced by a promissory note in favor of Lender dated as of June 15, 2011 (the “Prior Note”),; and

WHEREAS, the parties have agreed to amend and restate the Prior Note with the promissory note in favor of Lender dated as of June 15, 2013 (the “Note”); and

WHEREAS, to secure the payment and performance of all obligations under the terms and conditions of the Note, the Parties wish to amend and restate that certain Stock Pledge Agreement by and between Joseph Gardner and Lender dated June 15, 2011 (the “Prior Stock Pledge Agreement”) with this Agreement, the terms of which amend, restate and supersede in all respects the Prior Stock Pledge Agreement, and under which Pledgor pledges to Lender all of Pledgor’s right, title and interest in the capital stock of Lender owned by Pledgor and listed on Exhibit A hereto (the “Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Warranty. Pledgor hereby represents and warrants to Lender that except for the security interest created hereby, Pledgor owns the Stock free and clear of all liens, charges and encumbrance s, that the Stock is duly issued, fully paid and nonassessable, and that Pledgor has the unencumbered right to pledge the Stock.

2. Security Interest. Pledgor hereby unconditionally grants and assigns to Lender, its successors and assigns, a continuing security interest in the security title to the Stock. Pledgor has delivered to and deposited with Lender herewith all of Pledgor’s right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank by Pledgor, as security for payment and performance of all obligations of Pledgor to Lender under the Note or any extension, renewal, amendment or modification of the Note, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in Pledgor until the occurrence of a Default under the terms hereof (as defined in Section 4 below).

3. Additional Shares. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of Lender, all new, substituted and additional shares, or other securities, issued by reason of any such change and received by Pledgor or to which Pledgor shall be entitled shall be immediately delivered to Lender, together with stock powers endorsed in blank by Pledgor, and shall thereupon constitute Stock to be held by Lender under the terms of this Agreement ; and

(b) subscriptions, warrants or any other rights or options are issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Pledgor shall be immediately delivered to Lender and shall thereupon constitute Stock to be held by Lender under the terms of this Agreement.

4. Default. Failure of Pledgor to pay any amount of principal or interest when due pursuant to the terms of the Note or a default by Pledgor under this Agreement shall constitute a default under the terms of this Agreement (any of such occurrences being hereinafter referred to as a “Default”). Upon the occurrence of a Default, Lender may take the actions described in the following sentence and thereafter, or may elect, as its sole recourse hereunder and under the Note and full remedy hereunder and thereunder, in full settlement and repayment of all amounts due and owing under the Note (the “Obligations”), and without the requirement of Pledgor’s consent or approval, to redeem that number of shares of Stock equal to the amount of the Obligations (or, if the Obligations exceed the total value of the Stock, then all of the Stock), based upon a price per share of the Stock equal to the fair market value thereof as determined in the most recent third-party appraisal thereof. Alternatively, Lender may sell or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) business days’ written notice to Pledgor, and Lender may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied (i) to the costs incurred in connection with the sale; (ii) to any unpaid interest which may have accrued on any obligations secured hereby; (iii) to any unpaid principal; and (iv) to damages incurred by Lender by reason of any breach of the obligations secured against hereby, in such order as Lender may determine but in any event the proceeds shall be applied first to the Non-Recourse Portion of the Note (as defined in the Note) and then to the balance of the sums due under the Note, and any remaining proceeds shall be paid over to Pledgor or others as law provides. Pledgor shall not be liable to Lender for any deficiency in the Non-Recourse Portion of the Note in the event the proceeds of the sale or other disposition of the Stock are insufficient to pay such expenses, interest, principal, obligations and damages.

5. Additional Rights of Secured Parties. In addition to other rights and privileges under this Agreement, Lender shall have the rights, powers and privileges of secured parties under the Uniform Commercial Code.

6. Return of Stock to Pledgor. Upon payment in full of all principal and interest on the Note, Lender shall return to Pledgor all of the then remaining Stock and all rights received by Lender as agent for Pledgor as a result of its possessory interest in the Stock.

7. Voting Rights. Pledgor shall retain all rights to vote the Stock until such time as Lender either cancels or sells the Stock after a Default under the Note.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and, if mailed by prepaid certified mail, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, by facsimile or by email, in which event such notice shall be deemed effective when delivered. Notice of change of address for notice shall also be governed by this Section. Notices shall be addressed as follows:

If to Pledgor:	Name: Joseph Gardner
Mailing Address: 4060 Boomer
Cincinnati, OH 45247

If to Lender:	Akebia Therapeutics, Inc.
Attention: CFO
Mailing Address: 9987 Carver Road
Cincinnati, OH 45242
Email: afishman@ akebia.com

With a copy to: Thompson Hine LLP Attention: David J. Willbrand 312 Walnut Street, Suite 1400 Cincinnati, Ohio 45202 Facsimile: (513) 241-4771 Email: David.Willbrand@ThompsonHine.com

9. Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Delaware. This Agreement, together with all documents referred to herein, constitutes the entire agreement between Pledgor and Lender with respect to the matters addressed herein and may not be modified except by a writing executed by Lender and Pledgor. This Agreement may be executed in multiple counterparts and by facsimile or PDF, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

10. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication .

11. Assignability. This Agreement, and the rights and obligations of Lender hereunder, may be assigned by Lender to any person or entity to which the Note is transferred by Lender, and such transferee shall be deemed the “Lender’’ for purposes of this Agreement; provided that the transferee provides written notice of such assignment to Pledgor and agrees to be bound by the terms of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized officers, as of the day and year first above written.

Pledgor:	/s/ Joseph H. Gardner
Joseph Gardner, CEO

Lender:	Akebia Therapeutics, Inc.

	By:	/s/ Anupam Dalal
	Its:	CFO

Exhibit 10.19

Exhibit A

STOCK CERTIFICATE NUMBERS

Number	Owner	Class of Shares	Number of Shares Represented
12	Joseph Gardner	Common	2,080,557
13	Joseph Gardner	Common	1,485,714
14	Joseph Gardner	Common	2,835,518